Exhibit 10.9

RALLYBIO HOLDINGS, LLC

2018 SHARE PLAN

NOTICE OF GRANT FOR CAPITAL INTERESTS

Name:	Address:

You have been granted common shares (the “Common Shares”) of Rallybio Holdings, LLC, a Delaware limited liability company (the “Company”), subject to the terms and conditions of the Company’s 2018 Share Plan and the attached Restricted Share Agreement (the “Share Agreement”), as follows:

Date of Grant:

Total Number of Shares:

Purchase Price:

The Common Shares shall be “capital interests” as such term is defined in the Code and Treasury Regulations promulgated thereunder.

Vesting Schedule:

The Common Shares shall vest, in whole or in part, in accordance with the following schedule:

1.

(a) The Common Shares subject to this grant shall begin to vest in accordance with paragraph 1(b) of this Notice of Grant below upon written confirmation from the Company’s Board of Managers that the Company has initiated a clinical program through one of its controlled affiliates (the date upon which this occurs being the “Trigger Date”).

(b) Subject to the continuation of your Business Relationship with the Company on such dates, 1/4 of the Common Shares subject to this grant shall vest on the one year anniversary of the Trigger Date and an additional 1/48 of the Common Shares subject to this grant shall vest after each calendar month after the one year anniversary of the Trigger Date, so that all of the Common Shares subject to this grant shall be fully vested on the four year anniversary of the Trigger Date.

For purposes of calculating the number of Common Shares that become vested as set forth above, the number of vested Common Shares shall be rounded down to the nearest full share.

In order to accept this grant, you must execute the attached Restricted Share Agreement and return a copy of your signature page to                 . If you have any questions, please contact                  at                 .

Capitalized but otherwise undefined terms in this Notice of Grant and the attached Restricted Share Agreement shall have the same defined meanings as in the Company’s 2018 Share Plan.

RALLYBIO HOLDINGS, LLC

RESTRICTED SHARE AGREEMENT

This RESTRICTED SHARE AGREEMENT (this “Agreement”) dated as of the         day of                 ,          between Rallybio Holdings, LLC, a Delaware limited liability company (the “Company”), and                     (the “Recipient”) relating to common shares of the Company (“Common Shares”).

WHEREAS, pursuant to the Company’s 2018 Share Plan (the “Plan”), the Company approved the issuance to the Recipient, effective as of the date set forth above, of                     Common Shares (the “Shares”), upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Recipient hereby agree as follows:

ARTICLE I

Issuance of Shares

1.1 Defined Terms. Capitalized but otherwise undefined terms in this Agreement shall have the same defined meanings as in the Plan.

1.2 Agreement to Issue Shares. The Company hereby agrees to issue the Shares to the Recipient. The Company and the Recipient agree that, unless otherwise specified in Section 2.1, the Shares shall initially be deemed “Unvested Common Shares” within the meaning of Section 3.2 of the Plan and shall initially be subject to all of the restrictions set forth herein and therein.

1.3 Operating Agreement. By execution of this Agreement, the Recipient agrees to become bound by the terms and conditions of the Operating Agreement of the Company, dated as of April         , 2018, as amended, modified or supplemented from time to time (the “Operating Agreement”), as a member thereunder, and agrees that the Shares shall be bound by all of the terms and conditions of the Operating Agreement.

ARTICLE II

Lapse of Restrictions

2.1 Lapse. All of the Shares shall be subject to the restrictions set forth in Article III and shall be “Restricted Shares” on the date hereof. Shares shall vest and become “Unrestricted Shares” in accordance with the schedule set forth in the Notice of Grant. No further action on behalf of the Company or the Recipient shall be required to convert the Restricted Shares into Unrestricted Shares.

2.2 Delivery of Unrestricted Shares. Promptly following receipt of a written request from the Recipient, the Company shall deliver to the Recipient a certificate for the whole number of Unrestricted Shares with respect to which the restrictions have lapsed. Such Unrestricted Shares shall be free of all such restrictions, except any that may be imposed by law, including without limitation securities laws, on the Recipient or the Recipient’s beneficiary or estate, as the case may be.

2.3 Acceleration of Vesting. Upon the occurrence of a Change of Control, all Restricted Shares not yet vested shall vest and become Unrestricted Shares; provided, however, all proceeds to be received in connection with such Change of Control related to the Recipient’s Restricted Shares (as determined immediately prior to such Change of Control) will be held in a third party escrow account (the “Escrow Funds”) to be released to the Recipient on the one-year anniversary of the Change of Control (the “Anniversary Date”) so long as the Recipient’s Business Relationship with the Company or its successor has not been terminated prior to the Anniversary Date for Cause (as defined in that certain Employment Agreement by and between the Recipient and the Company dated         , as the same may be amended from time to time (the “Employment Agreement”)) by the Company or its successor or by the Recipient without Good Reason (as defined in the Employment Agreement); and provided, further, the Escrow Funds will be released immediately to the Recipient in the event the Recipient’s Business Relationship is terminated prior to the Anniversary Date by the Company or its successor without Cause or by the Recipient for Good Reason. Otherwise, unless accelerated in the sole discretion of the Board of Managers of the Company, the Shares shall vest and become Unrestricted Shares only as set out in Section 2.1.

2.4 End of Vesting. No further Restricted Shares shall become Unrestricted Shares, and all rights of the Recipient to such Restricted Shares shall terminate without further obligation on the part of the Company, after the date the Recipient’s Business Relationship with the Company is terminated or the date the Recipient fails to satisfy any other conditions prescribed by the Board of Managers of the Company applicable to such Restricted Shares. Upon any such termination of the Recipient’s rights with respect to Restricted Shares, such Restricted Shares shall be transferred to the Company in accordance with the Plan without further action by the Recipient.

2.5 Change of Position. Anything in this Agreement to the contrary notwithstanding, the Shares shall not be affected by any change of duties or position of the Recipient (including a transfer to or from the Company, its parent or any of its affiliates), so long as the Recipient continues in a Business Relationship with the Company, its parent or any of its affiliates.

2.6 No Evidence of Employment or Service. Nothing contained in the Plan or this Agreement shall confer upon the Recipient any right to continue in a Business Relationship with the Company, its parent or any of its affiliates or interfere in any way with the right of the Company, its parent or its affiliates (subject to the terms of any separate agreement to the contrary) to terminate the Recipient’s Business Relationship with the Company or to increase or decrease the Recipient’s compensation at any time.

2.7 Section 83(b) Election. Upon execution of this Agreement, the Recipient may file an election under Section 83 of the Code, in substantially the form attached hereto as Exhibit A. The Recipient acknowledges that if he or she does not file such an election within 30 days of the date of this Agreement, as the Restricted Shares become Unrestricted Shares in accordance with this Agreement, the Recipient will have income for tax purposes equal to the fair market value of such Shares at such date, less the price paid for such Shares by the Recipient. The Recipient acknowledges that he or she is not relying on the Company for any tax advice and has obtained such guidance or counsel as the Recipient has deemed necessary in order to determine whether to make such an election.

ARTICLE III

Restriction on Transfer

3.1 Restricted Shares. Neither the Restricted Shares nor any interest therein may be Transferred until such Restricted Shares vest and become Unrestricted Shares in accordance with Section 2.1 and the satisfaction of any other conditions prescribed by the Board of Managers of the Company relating to such Restricted Shares. The Company shall not be required to Transfer any Restricted Shares on its books which shall have been Transferred in violation of this Section 3.1, or to treat as the owner of such Restricted Shares, or to accord the right to vote as such owner or to pay distributions to, any person or organization to which any such Restricted Shares shall have been so Transferred in violation of this Section 3.1. Notwithstanding the foregoing, unless otherwise restricted by the Operating Agreement or the Plan, the Recipient may Transfer any or all of the Recipient’s Restricted Shares (i) for bona fide estate planning purposes, either during the Recipient’s lifetime or on death of the Recipient by will or intestacy to the Recipient’s family members, or any other person approved by the Board of Managers of the Company, or any custodian or trustee of any trust, partnership or limited liability company for the benefit of, or the ownership interests of which are owned wholly by, the Recipient or any such family members, or (ii) to a trust, so long as the trust is for the benefit of a nonprofit organization and the Recipient is a trustee, in the case of both clauses (i) and (ii); provided that (a) the Recipient (or the Recipient’s representative in the case of death) shall deliver prior written notice to the Company of such Transfer, (b) such Restricted Shares shall at all times remain subject to the terms and restrictions set forth in this Agreement, (c) such transferee shall, as a condition to such Transfer, agree to be bound by all the terms and conditions of the Plan and the Operating Agreement (but only with respect to such Restricted Shares) and (d) such Transfer is made pursuant to a transaction in which there is no consideration actually paid for such Transfer.

3.2 Unrestricted Shares. Subject to Article IV, all Unrestricted Shares shall be Transferable free of all restrictions except any that may be imposed by the Plan, the Operating Agreement or by law including without limitation securities laws.

3.3 Transferees. Notwithstanding the foregoing, Restricted Shares shall continue to be Restricted Shares in the hands of any holder other than the Recipient (except for the Company), and except as otherwise provided herein, each such other holder of Restricted Shares shall succeed to all rights and obligations attributable to the Recipient as a holder of Restricted Shares hereunder.

3.4 “Market Standoff-Off” Agreement. The Recipient shall be subject to the “market stand-off” agreement as set forth in the Plan.

ARTICLE IV

Right of First Refusal and Forfeiture

4.1 Scope. The Shares shall be subject to a right (but not an obligation) of first refusal by the Company or its assignee, and also shall be subject to forfeiture, as set forth in, and subject to the terms and conditions of, the Plan and the Operating Agreement.

4.2 Termination of Rights as Member. The Recipient shall cease to have any rights with respect to Shares (a) repurchased by the Company or its assignee in accordance with the Plan immediately upon receipt of the applicable purchase price for such Shares as specified in the Plan or (b) forfeited by the Recipient in accordance with the Plan. If the Recipient becomes obligated to sell any Shares to the Company or its assignee pursuant to the Plan and fails to deliver such Shares in accordance with the Plan, the Company or its assignee, as the case may be, may, at its option, in addition to all other remedies it may have, send to the holder the applicable purchase price for such Shares as set forth in the Plan. Upon any such repurchase or forfeiture, the Company shall cancel on its books any certificate(s) representing such Shares. Notwithstanding anything to the contrary herein or in the Share Plan, Shares that have vested and become Unrestricted Shares pursuant to the terms of this Agreement shall not be subject to repurchase by the Company.

4.3 Custody of Share Certificates. As security for the Recipient’s faithful performance of the terms of this Agreement and to ensure that the Restricted Shares will be available for delivery in accordance with Section 2.4, upon issuance, the certificates, if any, for the Restricted Shares shall be held in custody by the Company (or its agent) until the Restricted Shares become Unrestricted Shares in accordance with Article II. If applicable, any substitute securities issued to the Recipient due to an adjustment described in Article V shall also be delivered and held in custody by the Company (or its agent) in accordance with this Section 4.3.

ARTICLE V

Adjustments

5.1 General. The Plan contains provisions covering the treatment of the Shares in a number of contingencies such as share splits and mergers. Provisions in the Plan for adjustment with respect to the Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, the Recipient should not assume that Restricted Shares would vest and become Unrestricted Shares upon a Change of Control.

5.2 Recapitalization and Related Transactions. If, through or as a result of any recapitalization, reclassification, share dividend, share split, reverse share split, liquidation, exchange of shares, spin-off, combination, consolidation, conversion of the Company into a corporation or other similar transaction, (a) the outstanding Common Shares are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company or (b) additional shares or new or different shares or other non-cash assets are distributed with respect to such Common Shares or other securities, such different or distributed shares, securities or assets shall be subject to the provisions of this Agreement that are applicable to the Shares with respect to which such shares, securities or assets were distributed.

5.3 Reorganization, Merger and Related Transactions. If the Company shall be the surviving company in any reorganization, merger or consolidation of the Company with one or more other entities, the provisions of this Agreement shall pertain to and apply to the securities, cash and any other assets to which the Recipient is entitled in respect of the Shares immediately following such reorganization, merger or consolidation in the same manner as such provisions apply to the Shares with respect to which such securities, cash or other assets relate.

ARTICLE VI

Miscellaneous

6.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (a) personally delivered or sent by telefax or other electronic mail, (b) sent by nationally-recognized overnight courier or (c) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Recipient, to the address set forth in the Notice of Grant to which this Agreement is attached.

if to the Company, to:

Rallybio Holdings, LLC

Attention:

Email:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication shall be deemed to have been given (x) when delivered, if personally delivered or delivered by telefax or other electronic mail, (y) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally- recognized overnight courier and (z) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

6.2 Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

6.3 Successors and Assigns. This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Recipient and the Company and their respective successors and assigns (including subsequent holders of the Shares).

6.4 Consent of Spouse. If the Recipient is married as of the date of this Agreement, the Recipient shall cause the Recipient’s spouse to acknowledge and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse any rights in the Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Recipient marries or remarries subsequent to the date hereof and the restrictions set forth in this Agreement remain applicable to all or a portion of the Shares, the Recipient shall, not later than 60 days thereafter, obtain the Recipient’s new spouse’s acknowledgment of and consent to the existence and binding effect of all restrictions contained in this Agreement by such spouse’s executing and delivering a Consent of Spouse in the form of Exhibit B.

6.5 Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

6.6 Entire Agreement. This Agreement (including the Exhibits hereto), the Plan and the Operating Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

6.7 Counterparts; Electronic Execution. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile or other electronic execution and delivery of this Agreement shall be legal, valid and binding execution and delivery for all purposes.

6.8 Remedies. The Recipient and the Company agree and acknowledge that money damages shall not be an adequate remedy for any breach of the provisions of this Agreement and that the Company shall be entitled to specific performance and injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

6.9 Amendments and Waivers. Any provision of this Agreement may be amended or waived only with the prior written consent of the Company and the Recipient. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

6.10 Modification of Rights. The rights of the Recipient are subject to modification and termination in certain events as provided in this Agreement and the Plan.

6.11 Recipient Undertaking. The Recipient hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Recipient pursuant to the express provisions of this Agreement.

6.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its conflicts of law principles.

6.13 Headings. The captions set forth in this Agreement are for convenience only and shall not be considered as part of this Agreement or as in any way limiting the terms and provisions hereof.

6.14 WAIVER OF JURY TRIAL. THE RECIPIENT HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

6.15 Legends.

(a) Securities Laws. All certificates representing the Shares and, until such time as the Shares are sold in an offering which is registered under the Securities Act of 1933, as amended, and any applicable state securities law or unless an exemption from such registration is available and the Company shall have received, at the expense of the Recipient, evidence of such exemption reasonably satisfactory to the Company (which may include, among other things, an opinion of counsel satisfactory in form and content to the Company that such registration is not required in connection with a resale (or subsequent resale) of the Shares), all certificates issued in Transfer thereof or substitution therefor, shall, where applicable, have endorsed thereon a legend substantially in the form set forth in Section 6.15(a) of the Plan.

(b) Restrictions. Until the rights of first refusal referred to in Section 4.1 have terminated, all certificates representing the Shares shall have endorsed thereon a legend substantially in the form set forth in Section 6.15(b) of the Plan.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Rallybio Holdings, LLC

By:

Name:
Title:

Recipient:

Name:
Address: